UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2012, Amgen Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Armstrong Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Micromet, Inc., a Delaware corporation (“Micromet”). The board of directors of Micromet has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of Micromet and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Offer (as defined below), the Merger (as defined below) and the transactions contemplated thereby in accordance with the requirements of Delaware law and (iii) resolved to recommend that the stockholders of Micromet accept the Offer and tender their shares to Merger Sub pursuant to the Offer (as defined below), and, to the extent required under applicable law, adopt the Merger Agreement. The board of directors of the Company has approved the transaction.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, the Company has agreed to commence a tender offer (the “Offer”) for all of Micromet’s outstanding shares of common stock, par value $0.00004 per share (together with the associated preferred share purchase rights, the “Shares”), at a purchase price of $11.00 per Share in cash, without interest, less any applicable withholding taxes. The obligation of the Company and Merger Sub to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration date of the Offer that number of Shares that, when added to the Shares then beneficially owned by the Company and its subsidiaries, would represent one Share more than one-half (1/2) of the total number of the then outstanding Shares on a fully diluted basis (which total number is the number of Shares then issued and outstanding plus the number of Shares which Micromet would be required to issue pursuant to any then outstanding options, warrants or other rights to acquire Shares (other than the top-up option held by the Company) regardless of whether or not then vested). The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the Offer is not subject to any financing condition.

Following the completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Micromet (the “Merger”), with Micromet surviving as a wholly owned subsidiary of the Company. At the effective time of the Merger, each Share issued and outstanding immediately prior to such effective time (other than (i) Shares then owned by the Company, Micromet or any of their respective direct or indirect wholly owned subsidiaries (in each case other than on behalf of third parties) and (ii) Shares that are held by any stockholders who properly demand appraisal in connection with the Merger) will cease to be issued and outstanding, will be cancelled, will cease to exist and will be converted into the right to receive an amount in cash equal to the same amount in cash per Share that is paid pursuant to the Offer, without interest, less any applicable withholding taxes.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature.

Micromet may terminate the Merger Agreement under certain circumstances, including to accept, and enter into a definitive agreement with respect to, an unsolicited, bona fide written proposal made by a third party after the date of the Merger Agreement pursuant to which such third party would acquire 80% or more of the voting power or the assets of Micromet and its subsidiaries on a consolidated basis on terms that Micromet’s board of directors determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel) to be more favorable to Micromet’s stockholders than the terms of the Offer and the Merger and is reasonably capable of being completed on the terms proposed taking into account all relevant factors. Such termination is subject to the conditions that Micromet has otherwise complied with certain terms of the Merger Agreement, including the determination by its board of directors that the failure to take such actions would constitute a breach of their fiduciary duties to stockholders under applicable law, payment of a $40 million fee by Micromet and the concurrent execution of such definitive agreement by Micromet.

In addition, in connection with the Merger Agreement, on January 25, 2012, the Company entered into Tender and Support Agreements (“Tender and Support Agreements”) with the directors and executive officers of Micromet and certain affiliated funds, which collectively beneficially owned approximately 13.2% of all outstanding Shares (after giving effect to the exercise of securities to purchase Shares by those holders) as of January 25, 2012 based on information provided by them. Pursuant to such Tender and Support Agreements, each of Micromet’s directors and executive officers and such funds agrees, among other things, to (i) tender all of the Shares he or it beneficially owns in the Offer and (ii) vote such Shares in favor of adopting the Merger Agreement and the transactions contemplated thereby.

The foregoing summaries of (i) the Merger Agreement and the transactions contemplated thereby and (ii) the Tender and Support Agreements and the transactions contemplated thereby, in each case, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the form of Tender and Support Agreement furnished herewith as Exhibits 2.1 and 99.1, respectively, which are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Micromet, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01	Other Events

On January 26, 2012, the Company and Micromet issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information

The Offer described in this current report on Form 8-K has not yet commenced, and this current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Micromet or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”). The offer to purchase shares of Micromet common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by the Company and Merger Sub, and the solicitation/recommendation statement will be filed with the SEC by Micromet. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Georgeson Inc. at (888) 877-5360.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are based on Amgen’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the Offer and the Merger, estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission (SEC) reports filed by Amgen, including Amgen’s most recent annual report on Form 10-K and most recent periodic reports on Form 10-Q and Form 8-K. Please refer to Amgen’s most recent Forms 10-K, 10-Q and 8-K for additional information on the uncertainties and risk factors related to Amgen’s business. Unless otherwise noted, Amgen is providing this information as of Jan. 26, 2012 and expressly disclaims any duty to update information contained in this current report on Form 8-K.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Amgen develops product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as Amgen may have believed at the time of entering into such relationship. Also, Amgen or others could identify safety, side effects or manufacturing problems with Amgen’s products after they are on the market. Amgen’s business may be impacted by government investigations, litigation and products liability claims. Amgen depends on third parties for a significant portion of its manufacturing capacity for the supply of certain of its current and future products and limits on supply may constrain sales of certain of its current products and product candidate development.

In addition, sales of Amgen’s products are affected by the reimbursement policies imposed by third-party payors, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of Amgen’s products. In addition, Amgen competes with other companies with respect to some of its marketed products as well as for the discovery and development of new products. Amgen believes that some of its newer products, product candidates or new indications for existing products, may face competition when and as they are approved and marketed. Amgen’s products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with its products. In addition, while Amgen routinely obtains patents for its products and technology, the protection offered by its patents and patent applications may be challenged, invalidated or circumvented by its competitors and there can be no guarantee of Amgen’s ability to obtain or maintain patent protection for its products or product candidates. Amgen cannot guarantee that it will be able to produce commercially successful products or maintain the commercial success of its existing products. Amgen’s stock price may be affected by actual or perceived market opportunity, competitive position, and success or failure of its products or product candidates. Further, the discovery of significant problems with a product similar to one of Amgen’s products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on Amgen’s business and results of operations.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 25, 2012, by and among Amgen Inc., Armstrong Acquisition Corp. and Micromet, Inc.

99.1	Form of Tender and Support Agreement, by and among Amgen Inc., Armstrong Acquisition Corp. and the directors and executive officers of Micromet and certain affiliated funds.

99.2	Press Release dated January 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly announced.

AMGEN INC.

Date: January 26, 2012	By:	/s/ DAVID J. SCOTT
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 25, 2012, by and among Amgen Inc., Armstrong Acquisition Corp. and Micromet, Inc.

99.1	Form of Tender and Support Agreement, by and among Amgen Inc., Armstrong Acquisition Corp. and the directors and executive officers of Micromet and certain affiliated funds.

99.2	Press Release dated January 26, 2012.